UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 28, 2004

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2616
(Registrant’s telephone number, including area code)

Item 5.	Other Events and Regulation FD Disclosure.

                  As of January 1, 2004, Journal Communications, Inc. (the “Company”) adopted a 52-53 week fiscal year ending on the last Sunday of December in each year. In addition, the Company has four quarterly reporting periods, each consisting of 13 weeks and ending on a Sunday, provided that once every six years, starting in 2006, the fourth quarterly reporting period will be 14 weeks.

                  Prior to fiscal 2004, the Company divided its calendar year into 13 four-week accounting periods, except that the first and thirteenth periods were longer or shorter to the extent necessary to make each accounting year end on December 31, and the Company followed a practice of reporting its quarterly financial statements at the end of the third accounting period (the first quarter), at the end of the sixth accounting period (the second quarter), and at the end of the tenth accounting period (the third quarter).

                  The Company is filing herewith the results of operations for each quarter of 2003 as presented on a basis which conforms to the quarterly reporting of operating results adopted effective January 1, 2004.

Item 7.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

(99.1)	Consolidated Statements of Earnings (unaudited) for the quarterly periods ended March 30, June 29, September 28 and December 31, 2003 (which conforms these quarters in 2003 to the quarterly reporting of operating results adopted effective January 1, 2004).

(99.2)	Segment Information (unaudited) for the quarterly periods ended March 30, June 29, September 28 and December 31, 2003 (which conforms these quarters in 2003 to the quarterly reporting of operating results adopted effective January 1, 2004).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: May 28, 2004	By:	/s/ Paul M. Bonaiuto
Paul M. Bonaiuto Executive Vice President and Chief Financial Officer

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated May 28, 2004

Exhibit No.

(99.1)	Consolidated Statements of Earnings (unaudited) for the quarterly periods ended March 30, June 29, September 28 and December 31, 2003 (which conforms these quarters in 2003 to the quarterly reporting of operating results adopted effective January 1, 2004).

(99.2)	Segment Information (unaudited) for the quarterly periods ended March 30, June 29, September 28 and December 31, 2003 (which conforms these quarters in 2003 to the quarterly reporting of operating results adopted effective January 1, 2004).

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